Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-147077 on Form N-1A of NETS Trust, including NETS™ Tokyo Stock Exchange REIT Index Fund and NETS™ TAIEX Index Fund (Taiwan), to the reference to us under the headings “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
August 19, 2008